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Exhibit 10.4.1

AMENDMENT TO THE
EMPLOYMENT AGREEMENT WITH TODD ZIMMERMAN

        WHEREAS, Emergency Medical Services L.P. ("Company") and Todd Zimmerman ("Executive") entered into an Employment Agreement ("Agreement") on February 10, 2005, as amended; and

        WHEREAS, the Company and the Executive desire to amend the Agreement to reflect compliance with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.

        NOW, THEREFORE, the Agreement is hereby amended effective January 1, 2009 as follows:

        1.     The second sentence of Section 6.A is deleted and replaced with the following:

    During the period of disability, and prior to the earlier of the date Executive is considered to have a separation from service under Section 409A of the Internal Revenue Code of 1986, as amended ("Code") or notice of termination by the Company as provided in the preceding sentence, Executive shall be entitled to receive his base salary and, if the performance targets are met, a pro rata portion of his annual performance bonus payable pursuant to paragraph 4.B; such amounts shall be reduced by any amounts paid to Executive under disability insurance policies maintained by the Company.

        2.     The third sentence of Section 7.B is deleted and replaced with the following:

    Upon such termination, the Company may elect, in its sole and absolute discretion, to pay the Executive his Base Salary in effect at the time of such termination for a period of up to 18 months following such termination as consideration for Executive's agreement set forth in paragraph 9.A, and any such payment shall be made on the Company's regularly scheduled payroll dates during such period. Notwithstanding anything herein to the contrary, in the event that Executive is determined to be a specified employee within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended ("Code") for purposes of any payment on termination of employment hereunder, payment shall be made or begin, as applicable, on the first payroll date which is more than six months following the date of separation from service, to the extent required to avoid any adverse tax consequences under Section 409A of the Code.

        3.     Section 8.B.2 is deleted and replaced with the following:

    2.
    Base compensation at the rate payable on the date immediately prior to termination for an additional period of 18 months (or, in any Renewal Term, for the number of months remaining in the Renewal Term or, in Purchaser's sole and absolute discretion, for a longer period, up to a maximum of 18 months), payable on the Company's regularly scheduled payroll dates during such period,

        4.     The following new Section 8.E is added as follows:

    5.
    For purposes of Section 409A of the Code, the right to a series of installment payments hereunder shall be treated as a right to a series of separate payments. Notwithstanding anything herein to the contrary, in the event that Executive is determined to be a specified employee within the meaning of Section 409A of the Code for purposes of any payment on termination of employment hereunder, and such payment (or any portion thereof) does not meet the short-term deferral exception, the involuntary separation from service exception or another applicable exception to deferred compensation for purposes of Section 409A of the Code, payment shall be made or begin, as applicable, on the first payroll date which is more than six months following the date of separation from service, to the extent required to avoid any adverse tax consequences under Section 409A of the Code.

IN WITNESS WHEREOF, Company and Executive have executed this Agreement, in multiple counterparts, each of which shall be deemed an original, this 30th day of December, 2008 and effective January 1, 2009.

COMPANY		ATTEST:
By:	/s/ William A. Sanger	By:
Its:	Chairman and CEO	Its:

EXECUTIVE
/s/ Todd G. Zimmerman
Print:	Todd G. Zimmerman

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AMENDMENT TO THE EMPLOYMENT AGREEMENT WITH TODD ZIMMERMAN